Exhibit 3.15

AMENDED AND RESTATED BYLAWS

OF

QORVO FLORIDA, INC.

Last Amended as of July 11, 2016

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ARTICLE V OFFICERS		10

5.1	OFFICERS	10
5.2	ELECTION OF OFFICERS	10
5.3	SUBORDINATE OFFICERS	10
5.4	REMOVAL AND RESIGNATION OF OFFICERS	10
5.5	VACANCIES IN OFFICES	11
5.6	CHAIRMAN OF THE BOARD	11
5.7	PRESIDENT	11
5.8	VICE PRESIDENT	11
5.9	SECRETARY	11
5.10	TREASURER	12
5.11	AUTHORITY AND DUTIES OF OFFICERS	12

ARTICLE VI INDEMNITY		12

6.1	INDEMNIFICATION OF DIRECTORS AND OFFICERS	12
6.2	INDEMNIFICATION OF OTHERS	13
6.3	INSURANCE	13

ARTICLE VII RECORDS AND REPORTS		13

7.1	MAINTENANCE AND INSPECTION OF RECORDS	13
7.2	INSPECTION BY DIRECTORS	14
7.3	ANNUAL STATEMENT TO SHAREHOLDERS	14
7.4	REPRESENTATION OF SHARES OF OTHER CORPORATIONS	14
7.5	CONTROL OVER BYLAWS	14

ARTICLE VIII GENERAL MATTERS		15

8.1	CHECKS	15
8.2	EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS	15
8.3	STOCK CERTIFICATES; PARTLY PAID SHARES	15
8.4	SPECIAL DESIGNATION ON CERTIFICATES	16
8.5	LOST CERTIFICATES	16
8.6	CONSTRUCTION; DEFINITIONS	16
8.7	DIVIDENDS	16
8.8	FISCAL YEAR	17
8.9	TRANSFER OF STOCK	17
8.10	STOCK TRANSFER AGREEMENTS	17
8.11	REGISTERED SHAREHOLDERS	17
8.12	DIRECTOR DEADLOCKS; ARBITRATION	17

ARTICLE IX AMENDMENTS		18

ARTICLE X DISSOLUTION		19

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BYLAWS

OF

QORVO FLORIDA, INC.

ARTICLE I

CORPORATE OFFICES

1.1 REGISTERED OFFICE

The registered office of the corporation shall be in the City of Miami Plantation, County of Miami-Dade, State of Florida. The name of the registered agent of the corporation at such location is C T Corporation System.

1.2 OTHER OFFICES

The board of directors may at any time establish other offices at any place or places where the corporation is qualified to do business.

ARTICLE II

MEETINGS OF SHAREHOLDERS

2.1 PLACE OF MEETINGS

Meetings of shareholders shall be held at any place, within or outside the State of Florida, designated by the board of directors. In the absence of any such designation, shareholders’ meetings shall be held at the registered office of the corporation.

2.2 ANNUAL MEETING

The annual meeting of shareholders shall be held each year on a date and at a time designated by the board of directors. In the absence of such designation, the annual meeting of shareholders shall be held on each year on the third Thursday of April. At the meeting, directors shall be elected and any other proper business may be transacted.

2.3 SPECIAL MEETING

A special meeting of the shareholders may be called, at any time by the (i) board of directors, (ii) the chairman of the board, (iii) the president, (iv) the chief executive officer or (v) one or more shareholders holding shares in the aggregate entitled to cast not less than ten percent (10%) of the votes at that meeting.

2.4 NOTICE OF SHAREHOLDERS’ MEETINGS

All notices of meetings with shareholders shall be in writing and shall be sent or otherwise given in accordance with Section 2.5 of these bylaws not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. The notice shall specify the place, date, and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

2.5 MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE

Written notice of any meeting of shareholders, if mailed, is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the corporation. An affidavit of the secretary or an assistant secretary or of the transfer agent of the corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

2.6 QUORUM

The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by statute or by the articles of incorporation. If, however, such quorum is not present or represented at any meeting of the shareholders, then the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

When a quorum is present or represented at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provisions of the statutes or of the articles of incorporation, a different vote is required, in which case such express provision shall govern and control the decision of the question.

2.7 ADJOURNED MEETING; NOTICE

When a meeting is adjourned to another time or place, unless these bylaws otherwise require, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

2.8 VOTING

The shareholders entitled to vote at any meeting of shareholders shall be determined in accordance with the provisions of Section 2.11 of these bylaws, subject to the provisions of Sections 607.097 and 607.104 of the Florida General Corporation Act (relating to voting rights of fiduciaries, pledgors and joint owners of stock and to voting trusts and other voting agreements).

Except as provided in the last paragraph of this Section 2.8, or as may be otherwise provided in the articles of incorporation, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder.

At a shareholders’ meeting at which directors are to be elected, or at elections held under special circumstances, a stockholder shall be entitled to cumulate votes (i.e., cast for any candidate a number of votes greater than the number of votes which such stockholder normally is entitled to cast). Each holder of stock, or of any class or classes or of a series or series thereof, who elects to cumulate votes shall be entitled to as many votes as equals the number of votes which (absent this provision as to cumulative voting) he would be entitled to cast for the election of directors with respect to his shares of stock multiplied by the number of directors to be elected by him, and he may cast all of such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them, as he may see fit.

2.9 WAIVER OF NOTICE

Whenever notice is required to be given under any provision of the Florida General Corporation Act or of the articles of incorporation or these bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the shareholders need be specified in any written waiver of notice unless so required by the articles of incorporation or these bylaws.

2.10 STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING

Unless otherwise provided in the articles of incorporation, any action required by this chapter to be taken at any annual or special meeting of shareholders of a corporation, or any action that may be taken at any annual or special meeting of such shareholders, may be taken without a meeting, without prior notice, and without a vote if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing. If the action which is consented to is such as would have required the filing of a certificate under any section of the Florida General Corporation Act if such action had been voted on by shareholders at a meeting thereof, then the certificate filed under such section shall state, in lieu of any statement required by such section concerning any vote of shareholders, that written notice and written consent have been given as provided in Section 607.394 of the Florida General Corporation Act.

2.11 RECORD DATE FOR STOCKHOLDER NOTICE; VOTING; GIVING CONSENTS

In order that the corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.

If the board of directors does not so fix a record date;

(i) The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

(ii) The record date for determining shareholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the board of directors is necessary, shall be the day on which the first written consent is expressed.

(iii) The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

2.12 PROXIES

Each stockholder entitled to vote at a meeting of shareholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by a written proxy, signed by the stockholder and filed with the secretary of the corporation, but no such proxy shall be voted or acted upon after eleven months from its date, unless the proxy provides for a longer period. A proxy shall be deemed signed if the stockholder’s name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the stockholder or the stockholder’s attorney-in-fact. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 607.101 of the Florida General Corporation Act.

2.13 LIST OF SHAREHOLDERS ENTITLED TO VOTE

The officer who has charge of the stock ledger of a corporation shall prepare and make at least ten (10) days before every meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

ARTICLE III

DIRECTORS

3.1 POWERS

Subject to the provisions of the Florida General Corporation Act and any limitations in the articles of incorporation or these bylaws relating to action required to be approved by the shareholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the board of directors.

3.2 QUALIFICATIONS AND NUMBER

Each director shall be a natural person of not less than 18 years of age. A director need not be a shareholder, a citizen of the United States, or a resident of the State of Florida, but directors shall be required to execute and deliver a trade secrets agreement in form satisfactory to counsel for the corporation. The board of directors shall consist of four (4) persons, and this shall be the fixed number of directors until changed. The number of directors may be increased or decreased by an amendment of these bylaws, but no decrease in the number of directors shall have the effect of shortening the term of any incumbent director. The number of directors shall never be less than two (2). The full board of directors shall consist of the number of directors fixed herein.

3.3 ELECTION AND TERM

Each member of the board of directors shall hold office until the next annual meeting of shareholders following his election and until his successor has been elected and qualified or until his earlier resignation, removal from office or death. Thereafter, each director who is elected at an annual meeting of shareholders, and any director who is elected in the interim to fill a vacancy or a newly-created directorship, shall hold office until the next succeeding annual meeting of shareholders and until his successor has been elected and qualified or until his earlier resignation, removal from office or death. In the interim between annual meetings of shareholders or of special meetings of shareholders called for the election of directors, any vacancies in the board of directors, including vacancies created by reason of an increase in the number of directors, and including vacancies resulting from the removal of directors by the shareholders which have not been filled by said shareholders, may be filled by the affirmative vote of a majority of the remaining directors, although less than a quorum exists.

3.4 RESIGNATION AND VACANCIES

Any director may resign at any time upon written notice to the corporation. When one or more directors so resigns and the resignation is effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in this section in the filling of other vacancies.

Unless otherwise provided in the articles of incorporation or these bylaws:

(i) Vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the shareholders having the right to vote as a single class may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

(ii) Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the articles of incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected.

3.5 PLACE OF MEETINGS; MEETINGS BY TELEPHONE

The board of directors of the corporation may hold meetings, both regular and special, either within or outside the State of Florida.

Unless otherwise restricted by the articles of incorporation or these bylaws, members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

3.6 FIRST MEETINGS

The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the vote of the shareholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the shareholders to fix the time or place of such first meeting of the newly elected board of directors, or in the event such meeting is not held at the time and place so fixed by the shareholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver signed by all of the directors.

3.7 REGULAR MEETINGS

Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

3.8 SPECIAL MEETINGS; NOTICE

Special meetings of the board for any purpose or purposes may be called at any time by the chairman of the board, the president, any vice president, the secretary or any director.

Notice of the time and place of special meetings shall be delivered personally or sent by first-class by mail, telephone or telegram, charges prepaid, addressed to each director at that director’s address as it is shown on the records of the Corporation. If the notice is mailed, it shall be deposited in the United States mail at least 4 days before the time of the holding of the meeting. If the notice is delivered personally or by telephone or to the telegraph company at least 48 hours before the time of holding the meeting. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. The notice need not specify the purpose or the place of the meeting, if the meeting is to be held at the principal executive offices of the corporation.

3.9 QUORUM

At all meetings of the board of directors, a majority of the authorized number of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the articles of incorporation.

3.10 WAIVER OF NOTICE

Whenever notice is required to be given under any provision of the Florida General Corporation Act or of the articles of incorporation or these bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors, or members of a committee of directors, need be specified in any written waiver of notice unless so required by the articles of incorporation or these bylaws.

3.11 ADJOURNED MEETING; NOTICE

If a quorum is not present at any meeting of the board of directors, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

3.12 BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING

Unless otherwise restricted by the articles of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the board or committee.

3.13 FEES AND COMPENSATION OF DIRECTORS

Unless otherwise restricted by the articles of incorporation or these bylaws, the board of directors shall have the authority to fix the compensation of directors.

3.14 APPROVAL OF LOANS TO OFFICERS

The corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the corporation or of its subsidiary, including any officer or employee who is a director of the corporation or its subsidiary, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the corporation. The loan, guaranty or other assistance may be with or without interest and may be unsecured, or secured in such manner as the board of directors shall approve, including, without limitation, a pledge of shares of stock of the corporation. Nothing in this section contained shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the corporation at common law or under any statute.

3.15 REMOVAL OF DIRECTORS

At a meeting of shareholders called expressly for that purpose, entire Board of Directors or any individual director may be removed from office with or without cause by the vote of the shareholders holding at least a majority of the shares of Common Stock. In case the entire Board or any one or more directors be so removed, new directors may be elected at the same meeting.

ARTICLE IV

COMMITTEES

4.1 COMMITTEES OF DIRECTORS

The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, with each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors or in the bylaws of the corporation, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority to (i) approve or recommend to shareholders actions or proposals required by the Florida General Corporation Act to be approved by shareholders, (ii) designate candidates for the office of director, (iii) fill vacancies on the board of directors or any committee thereof, (iv) amend the bylaws of the corporation, (v) authorize or approve the reacquisition of shares unless pursuant to a general formula or method specified by the board of directors, or (vi) authorize the issuance of stock, except that the board of directors may, pursuant to a general formula or method specified by the board, authorize a committee to fix the terms of the sale of shares.

4.2 COMMITTEE MINUTES

Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

4.3 MEETINGS AND ACTION OF COMMITTEES

Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of Article III of these bylaws, Section 3.5 (place of meetings and meetings by telephone), Section 3.7 (regular meetings), Section 3.8 (special meetings and notice), Section 3.9 (quorum), Section 3.10 (waiver of notice), Section 3.11 (adjournment and notice of adjournment), and Section 3.12 (action without a meeting), with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the board of directors and its members; provided, however, that the time of regular meetings of committees may also be called by resolution of the board of directors and that notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The board of directors may adopt rules for the government of any committee not inconsistent with the provision of these bylaws.

ARTICLE V

OFFICERS

5.1 OFFICERS

The officers of the corporation shall be a president, a secretary, and a treasurer. The corporation may also have, at the discretion of the board of directors, a chairman of the board, one or more vice presidents, assistant secretaries, assistant treasurers, and any such other officers as may be appointed in accordance with the provisions of Section 5.3 of these bylaws. Any number of offices may be held by the same person.

5.2 ELECTION OF OFFICERS

The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Sections 5.3 or 5.5 of these bylaws, shall be chosen by the board of directors, subject to the rights, if any, of an officer under any contract of employment.

5.3 SUBORDINATE OFFICERS

The board of directors may appoint, or empower the president to appoint, such other officers and agents as the business of the corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws or as the board of directors may from time to time determine.

5.4 REMOVAL AND RESIGNATION OF OFFICERS

Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by an affirmative vote of the majority of the board of directors at any regular or special meeting of the board or, except in the case of an officer chosen by the board of directors, by any officer upon whom such power of removal may be conferred by the board of directors.

Any officer may resign at any time by giving written notice to the corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

5.5 VACANCIES IN OFFICES

Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

5.6 CHAIRMAN OF THE BOARD

The chairman of the board, if such an officer be elected, shall, if present, preside at meetings of the board of directors and exercise and perform such other powers and duties as may from time to time be assigned to him by the board of directors or as may be prescribed by these bylaws. If there is no president, then the chairman of the board shall also be the chief executive officer of the corporation and shall have the powers and duties prescribed in Section 5.7 of these bylaws.

5.7 PRESIDENT

Subject to such supervisory powers, if any, as may be given by the board of directors to the chairman of the board, if there be such an officer, the president shall be the chief executive officer of the corporation and shall, subject to the control of the board of directors, have general supervision, direction, and control of the business and the officers of the corporation. He shall preside at all meetings of the shareholders and, in the absence or nonexistence of a chairman of the board, at all meetings of the board of directors. He shall have the general powers and duties of management usually vested in the office of president of a corporation and shall have such other powers and duties as may be prescribed by the board of directors or these bylaws.

5.8 VICE PRESIDENT

In the absence or disability of the president, the vice presidents, if any, in order of their rank as fixed by the board of directors or, if not ranked, a vice president designated by the board of directors, shall perform all the duties of the president and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the board of directors, these bylaws, the president or the chairman of the board.

5.9 SECRETARY

The secretary shall keep or cause to be kept, at the principal executive office of the corporation or such other place as the board of directors may direct, a book of minutes of all meetings and actions of directors, committees of directors, and shareholders. The minutes shall show the time and place of each meeting, whether regular or special (and, if special, how authorized and the notice given), the names of those present at directors’ meetings or committee meetings, the number of shares present or represented at shareholders’ meetings, and the proceedings thereof.

The secretary shall keep, or cause to be kept, at the principal executive office of the corporation or at the office of the corporation’s transfer agent or registrar, as determined by resolution of the board of directors, a share register, or a duplicate share register, showing the names of all shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates evidencing such shares, and the number and date of cancellation of every certificate surrendered for cancellation.

The secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the board of directors required to be given by law or by these bylaws. He shall keep the seal of the corporation, if one be adopted, in safe custody and shall have such other powers and perform such other duties as may be prescribed by the board of directors or by these bylaws.

5.10 TREASURER

The treasurer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings, and shares. The books of account shall at all reasonable times be open to inspection by any director.

The treasurer shall deposit all money and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the board of directors. He shall disburse the funds of the corporation as may be ordered by the board of directors, shall render to the president and directors, whenever they request it, an account of all of his transactions as treasurer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the board of directors or these bylaws.

5.11 AUTHORITY AND DUTIES OF OFFICERS

In addition to the foregoing authority and duties, all officers of the corporation shall respectively have such authority and perform such duties in the management of the business of the corporation as may be designated from time to time by the board of directors or the shareholders.

ARTICLE VI

INDEMNITY

6.1 INDEMNIFICATION OF DIRECTORS AND OFFICERS

The corporation shall, to the maximum extent and in the manner permitted by the Florida General Corporation Act, indemnify each of its directors and officers against expenses (including attorneys’ fees), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the corporation. For purposes of this Section 6.1, a “director” or “officer” of the corporation includes any person (i) who is or was a director or officer of the corporation, (ii) who is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or (iii) who was a director or officer of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

6.2 INDEMNIFICATION OF OTHERS

The corporation shall have the power, to the extent and in the manner permitted by the Florida General Corporation Act, to indemnify each of its employees and agents (other than directors and officers) against expenses (including attorneys’ fees), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the corporation. For purposes of this Section 6.2, an “employee” or “agent” of the corporation (other than a director or officer) includes any person (i) who is or was an employee or agent of the corporation, (ii) who is or was serving at the request of the corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or (iii) who was an employee or agent of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

6.3 INSURANCE

The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of the Florida General Corporation Act.

ARTICLE VII

RECORDS AND REPORTS

7.1 MAINTENANCE AND INSPECTION OF RECORDS

The corporation shall, either at its principal executive office or at such place or places as designated by the board of directors, keep a record of its shareholders listing their names and addresses and the number and class of shares held by each shareholder, a copy of these bylaws as amended to date, accounting books, and other records.

Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the corporation’s stock ledger, a list of its shareholders, and its other books and records and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person’s interest as a stockholder. In every instance where an attorney or other agent is the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the corporation at its registered office in Florida or at its principal place of business.

The officer who has charge of the stock ledger of a corporation shall prepare and make, at least ten (10) days before every meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

7.2 INSPECTION BY DIRECTORS

Any director shall have the right to examine the corporation’s stock ledger, a list of its shareholders, and its other books and records for a purpose reasonably related to his position as a director.

7.3 ANNUAL STATEMENT TO SHAREHOLDERS

The board of directors shall present at each annual meeting, and at any special meeting of the shareholders when called for by vote of the shareholders, a full and clear statement of the business and condition of the corporation.

7.4 REPRESENTATION OF SHARES OF OTHER CORPORATIONS

The chairman of the board, the president, any vice president, the treasurer, the secretary or assistant secretary of this corporation, or any other person authorized by the board of directors or the president or a vice president, is authorized to vote, represent, and exercise on behalf of this corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

7.5 CONTROL OVER BYLAWS

The board of directors shall have power to adopt, alter, amend or repeal the bylaws, provided, however, that the power to alter, amend or repeal any bylaws relating to the quorum and voting requirements for shareholders, the number of persons constituting the board of directors, the quorum and voting requirements for directors and the provisions of Article VIII of these bylaws may be exercised only by a vote of holders representing a majority of the shares of Common Stock of the Corporation. Any provisions for the classification of directors for staggered, terms shall be authorized by the Articles of Incorporation or by specific provisions of a bylaw adopted by the shareholders. Bylaws adopted by the board of directors or by the shareholders may be repealed or changed and new bylaws may be adopted by the shareholders. The shareholders may prescribe in any bylaw made by them that such bylaw shall not be altered, amended or repealed by the board of directors.

ARTICLE VIII

GENERAL MATTERS

8.1 CHECKS

From time to time, the board of directors shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the corporation, and only the persons so authorized shall sign or endorse those instruments.

8.2 EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS

The board of directors, except as otherwise provided in these bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the board of directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

8.3 STOCK CERTIFICATES; PARTLY PAID SHARES

The shares of a corporation shall be represented by certificates, provided that the board of directors of the corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Notwithstanding the adoption of such a resolution by the board of directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the corporation by the chairman or vice-chairman of the board of directors, or the president or vice-president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of such corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

The corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued to represent any such partly paid shares, upon the books and records of the corporation in the case of uncertificated partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully paid shares, the corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

8.4 SPECIAL DESIGNATION ON CERTIFICATES

If the corporation is authorized to issue more than one class of stock or more than one series of any class, then the designations, the preferences, the limitations and the relative rights of each class of stock or series thereof shall be set forth in full or summarized on the face or back of the certificate that the corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 607.074 of the Florida General Corporation Act, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the corporation shall issue to represent such class or series of stock a statement that the corporation will furnish without charge to each stockholder who so requests the designations, the preferences, the limitations and the relative rights of each class of stock or series thereof.

8.5 LOST CERTIFICATES

Except as provided in this Section 8.5, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the corporation and canceled at the same time. The corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

8.6 CONSTRUCTION; DEFINITIONS

Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the Florida General Corporation Act shall govern the construction of these bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both a corporation and a natural person.

8.7 DIVIDENDS

The directors of the corporation, subject to any restrictions contained in the articles of incorporation, may declare and pay dividends upon the shares of its capital stock pursuant to the Florida General Corporation Act. Dividends may be paid in cash, in property, or in shares of the corporation’s capital stock.

The directors of the corporation may set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the corporation, and meeting contingencies.

8.8 FISCAL YEAR

The fiscal year of the corporation shall be fixed by resolution of the board of directors and may be changed by the board of directors.

8.9 TRANSFER OF STOCK

Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction in its books.

8.10 STOCK TRANSFER AGREEMENTS

The corporation shall have power to enter into and perform any agreement with any number of shareholders of any one or more classes of stock of the corporation to restrict the transfer of shares of stock of the corporation of any one or more classes owned by such shareholders in any manner not prohibited by the Florida General Corporation Act.

8.11 REGISTERED SHAREHOLDERS

The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, shall be entitled to hold liable for calls and assessments the person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Florida.

8.12 DIRECTOR DEADLOCKS; ARBITRATION

If the board of directors shall be equally divided respecting the management of the property, business and affairs of the corporation, or any aspect thereof or any transaction involved therein, or shall be equally divided on any question, dispute or controversy, and such equal division concerns a proper subject for action by the board, no shareholder or director shall have the right to have the corporation dissolved or shall have any other legal right in a suit at law or in equity because of such deadlock. Any such equal division shall be submitted to arbitration in the following manner:

1. Upon written request by any director submitted at a duly organized meeting of the board of directors, the board shall select two arbitrators, each director having in such selection the right to two (2) votes under a system of cumulative voting; whereupon such two arbitrators shall select a third arbitrator; but if they shall be unable to agree within 15 days upon the third arbitrator, he shall be appointed by them from the Panels of Arbitrators of the American Arbitration Association in accordance with its rules then in effect.

2. The arbitrators shall decide, resolve and determine the matters respecting which the board may be equally divided, including (but not limited to) all collateral matters such as whether such matter is a proper subject for action by the board of directors, whether such matters have been properly submitted to them for decision, whether the board is actually equally divided, and whether this section and the provisions for arbitration hereunder are properly invoked and applicable, to the end that all questions, disputes and controversies be resolved, determined and adjudged by the arbitrators; and the decision of such arbitrators on all matters submitted to them hereunder shall be conclusive and binding upon the board of directors, the corporation and the parties.

3. The arbitrators shall conduct the arbitration proceedings in accordance with the rules of the American Arbitration Association, as then in effect, insofar as such rules are not in conflict with this section.

4. The decision of the arbitrators shall be final and conclusive, shall be the equivalent of a resolution unanimously passed by the full Board at a meeting duly convened, and shall not be revoked or amended or overruled except by unanimous action of the Board of Directors or the shareholders of the corporation. Such decision shall be forthwith filed with the secretary of the corporation; and judgment on such decision may be entered in the highest court of the forum having jurisdiction.

The denial in this section of the bylaws of the right to have the corporation dissolved, and of other legal rights, shall be inoperative in the event that any shareholder of the corporation shall have given written notice to the members of the board of directors that he intends to seek dissolution of the corporation or other legal remedy because of deadlock among the board of directors, and such notice remains unrevoked for two years from the date it was given. If such notice is given and (a) no such proceedings are commenced within three years thereafter, or (b) such notice is revoked, or (c) proceedings are commenced and are determined adversely to the party seeking dissolution or other legal remedy because of such deadlock, the said denial of rights in this section shall again become fully operative as before.

ARTICLE IX

AMENDMENTS

The original or other bylaws of the corporation may be adopted, amended or repealed by the shareholders entitled to vote; provided, however, that the corporation may, in its articles of incorporation, confer the power to adopt, amend or repeal bylaws upon the directors. The fact that such power has been so conferred upon the directors shall not divest the shareholders of the power, nor limit their power to adopt, amend or repeal bylaws.

ARTICLE X

DISSOLUTION

If it should be deemed advisable in the judgment of the board of directors of the corporation that the corporation should be dissolved, the board, after the adoption of a resolution to that effect by a majority of the whole board at any meeting called for that purpose, shall cause notice to be mailed to each stockholder entitled to vote thereon of the adoption of the resolution and of a meeting of shareholders to take action upon the resolution.

At the meeting a vote shall be taken for and against the proposed dissolution. If a majority of the outstanding stock of the corporation entitled to vote thereon votes for the proposed dissolution, then articles of dissolution, authorized in accordance with the provisions of Section 607.257 of the Florida General Corporation Act, shall be filed and become effective in accordance with Section 607.267 of the Florida General Corporation Act. Upon such articles’ becoming effective in accordance with Section 607.267 of the Florida General Corporation Act, the corporation shall be dissolved.

Whenever all the shareholders entitled to vote on a dissolution consent in writing, either in person or by duly authorized attorney, to a dissolution, no meeting of directors or shareholders shall be necessary. The corporation shall be dissolved in accordance with Section 607.267 of the Florida General Corporation Act.

THIS IS TO CERTIFY, that the above amended and restated bylaws of Qorvo Florida, Inc., a Florida corporation (the “Corporation”), are the true, complete and correct bylaws of the Corporation, reflecting all amendments as of the date set forth on the cover page hereto.

/s/ Jeffrey C. Howland
Jeffrey C. Howland, Secretary